UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
Form 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): May 21, 2025
Stellar Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Texas	001-38280	20-8339782
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
9 Greenway Plaza, Suite 110
Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)
(713) 210-7600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	STEL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2025, Stellar Bancorp, Inc. (the “Company”) adopted the Stellar Bancorp, Inc. Executive Severance Plan (the “Plan”), which provides severance benefits to certain eligible executives upon qualifying terminations of employment. Eligible participants are employees holding the titles of Chief Executive Officer, Senior Executive Chairman, Executive Chairman or Senior Executive Vice President.

Under the Plan, a participant who experiences a qualifying termination (i.e., a termination without “cause” or a resignation by the participant for “good reason”) is eligible to receive:

•Salary Continuation Payments: (a) 200% of base salary payable over a 24-month period if the participant was a named executive officer (within the meaning of Item 402 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended) at any time during the two-year period immediately preceding his or her date of termination (a “Tier II Participant”) or (b) 100% of base salary payable over a 12-month period for any other participant (a “Tier I Participant”).

•Pro Rata Bonus: A pro-rated portion of the participant’s target annual bonus for the year of termination.

•Benefit Payments: A lump-sum payment intended to assist with continued participation in medical, dental, and vision coverage for either 18 months (Tier II Participants) or 12 months (Tier I Participants).

Receipt of severance benefits is contingent upon the execution and non-revocation of a general release of claims and continued compliance with any applicable restrictive covenants.

The Plan includes provisions designed to comply with Sections 409A and 280G of the Internal Revenue Code, including adjustments to avoid adverse tax implications and potential excise taxes. Additionally, payments under the Plan are subject to applicable withholding and clawback provisions required by law or Company policy. Benefits payable under the Plan are reduced and offset by severance payments payable to the participant under any other severance plan, policy, or agreement with the Company or any of its subsidiaries. The Company retains the right to amend or terminate the Plan at any time, subject to certain protections for participants already receiving or entitled to receive benefits.

This summary is qualified in its entirety by reference to the complete Plan document, a copy of which is attached hereto as Exhibit 10.1.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 21, 2025, the Company held its Annual Meeting of Shareholders to consider and act upon the items listed below:

Proposal 1 – The shareholders of the Company elected five Class III directors to the Board of Directors of the Company to serve for a term commencing on May 21, 2025 and continuing until the Company’s 2028 annual meeting of shareholders; each until their respective successor or successors are duly elected and qualified or until their earlier resignation or removal. The number of votes for, withheld and broker non-votes for the election of each director was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Laura D. Bellows	34,114,015	909,850	9,281,033
Robert R. Franklin, Jr.	33,582,434	1,441,431	9,281,033
Frances H. Jeter	33,524,107	1,499,758	9,281,033
Reagan A. Reaud	24,346,003	10,677,862	9,281,033
Steven F. Retzloff	33,276,920	1,746,945	9,281,033

Proposal 2 – The shareholders of the Company did not approve an amendment to the Company’s Second Amended and Restated Certificate of Formation to provide for the phase out of the classified structure of the Company’s Board of Directors:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,284,089	670,633	69,143	9,281,033

Proposal 3 – The shareholders of the Company approved the Amended and Restated Stellar Bancorp, Inc. 2022 Omnibus Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,177,241	1,730,969	115,655	9,281,033

Proposal 4 – The shareholders of the Company adopted, on a nonbinding advisory basis, a proposal approving the compensation of the Company’s named executive officers by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,898,057	2,050,358	75,450	9,281,033

Proposal 5 – The shareholders of the Company ratified the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025 by the votes set forth in the table below:

Votes For	Votes Against	Abstentions
41,256,480	2,974,237	74,181

Item 8.01. Other Events.

Declaration of Dividend

On May 22, 2025, the Company issued a press release announcing that on May 21, 2025, its Board of Directors declared a quarterly cash dividend in the amount of $0.14 per share of common stock payable on June 30, 2025, to the shareholders of record at the close of business on June 16, 2025. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference, including the cautionary language regarding forward-looking statements.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits. The following are furnished as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Stellar Bancorp, Inc. Executive Severance Plan
99.1	Press Release issued by Stellar Bancorp, Inc. dated May 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STELLAR BANCORP, INC.

Date: May 22, 2025	By:	/s/ Paul P. Egge
Paul P. Egge
Chief Financial Officer